UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 27, 2004

Capital One Auto Receivables, LLC

Capital One Auto Finance Trust 2004-B

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-106575 333-106575-06	31-1750007 51-6557815
(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 720-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Attached hereto as Exhibit 99.1 are the “Computational Materials” (as defined in the No-Action Letter dated May 20, 1994 issued by the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (the “Kidder Letter”)), prepared and provided to Capital One Auto Receivables, LLC (the “Seller”) by Credit Suisse First Boston LLC (“CSFB”) and Wachovia Capital Markets, LLC (“Wachovia”) that are required to be filed pursuant to the Kidder Letter.

In connection with the offering of the Capital One Auto Finance Trust 2004-B notes, the Intex model attached hereto (the “Intex Model”) has been provided by CSFB and Wachovia, as representatives of the several underwriters of the notes. The Intex Model allows prospective investors to generate hypothetical performance data with respect to the notes based on assumptions chosen by them regarding certain characteristics of the related receivables. Although the Seller provided CSFB and Wachovia with certain information regarding the characteristics of the receivables in the related portfolio, the Seller did not participate in the preparation of the Intex Model.

Access to the Intex Model can be obtained by contacting the CSFB trading desk at (212) 325-8549 or the Wachovia trading desk at (704) 715-7008.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

Exhibit No.	Document Description

99.1	Intex Model

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Capital One Auto Receivables, LLC, and the Co-Registrant, Capital One Auto Finance Trust 2004-B by its Depositor, Capital One Auto Receivables, LLC, have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 28, 2004	CAPITAL ONE AUTO RECEIVABLES, LLC

	By:	/s/ JERRY HAMSTEAD
	Name:	Jerry Hamstead
	Title:	Assistant Vice President

CAPITAL ONE AUTO FINANCE TRUST 2004-B
By: Capital One Auto Receivables, LLC, as Depositor of Capital One Auto Finance Trust 2004-B

	By:	/s/ AL CIAFRE
	Name:	Al Ciafre
	Title:	Assistant Vice President

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